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                                                                Exhibit 99.B11


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use in this Post-Effective Amendment Number 23 to The Fairmont Fund's Registration Statement on Form N-1A of our report dated January 21, 1997 on the financial statements of The Fairmont Fund and the Summary Financial Information included in the Prospectus and to the references made to us under the caption "Condensed Financial Information" included in the Prospectus and under the caption "Auditors" included in the Statement of Additional Information.


/s/
McCurdy & Associates CPA's, Inc.
Westlake, Ohio  44145
February 14, 1997